Exhibit 99.1

Barnes & Noble Reports Fiscal 2014 First Quarter Financial Results

Confirms Commitment to NOOK® Device and Content Business

New NOOK Products Planned

Company Financial Position Remains Solid

Company Receives Withdrawal Notice from Chairman Regarding Schedule 13D filing

NEW YORK--(BUSINESS WIRE)--August 20, 2013--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2014 first quarter ended July 27, 2013.

First quarter consolidated revenues decreased 8.5%, to $1.3 billion, compared to the prior year. The first quarter consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) loss was $8.9 million, compared to positive EBITDA of $5.8 million a year ago.

First Quarter 2014 Results from Operations

Segment results for the fiscal 2014 and fiscal 2013 first quarters are as follows:

	Revenues (unaudited)				EBITDA (unaudited)
$ in millions			Increase/(Decrease)				Increase/(Decrease)
	Q1 2014	Q1 2013	$	%	Q1 2014	Q1 2013	$	%
Retail	$1,008	$1,119	($111)	-9.9%	$65	$76	($12)	-15.3%
College	226	221	5	2.4%	(19)	(14)	(5)	-36.1%
NOOK	153	192	(39)	-20.2%	(55)	(57)	2	3.7%
Elimination (1)	(58)	(79)	21	-26.4%	n/a	n/a	n/a	n/a
Total	$1,330	$1,454	($124)	-8.5%	($9)	$6	($15)	n/m

(1)	Represents the elimination of intercompany sales from NOOK to Barnes & Noble Retail and Barnes & Noble College on a sell through basis.

Retail

The Retail segment, which consists of the Barnes & Noble bookstores and BN.com businesses, had revenues of $1.0 billion for the quarter, a decrease of 9.9% from the prior year. The sales decrease was attributable to a comparable store sales decrease of 9.1% for the quarter, store closures and lower online sales, in line with company expectations. First quarter comparable bookstore sales decreased, reflecting lower NOOK device unit volume and a title lineup last year that included unusually strong sales from The Hunger Games and Fifty Shades of Grey trilogies. “Core” comparable bookstore sales, which exclude sales of NOOK products, decreased 7.2% for the quarter. Excluding the impact of the two mentioned trilogies, Core comparable bookstore sales decreased 2.9%.

Retail generated EBITDA of $65 million in the quarter, a decline of $12 million compared to a year ago, as a result of the sales decline noted above.

College

The College segment had revenues of $226 million during a period that did not include a back-to-school rush season, increasing 2.4% compared to a year ago, as a result of new store growth. Comparable College store sales decreased 1.2% for the quarter, reflecting the retail selling price of new or used textbooks when rented, rather than solely the rental fees received and amortized over the rental period.

College EBITDA losses were $19 million, compared to losses of $14 million last year. The difference reflected new store expenses and investments in digital education, primarily additional product development costs in accordance with the company’s plans to introduce additional digital products to the higher education market under its partnership with Pearson.

NOOK

The NOOK segment, which consists of the company’s digital business (including devices, digital content and accessories), reported revenues of $153 million for the quarter, a decrease of 20.2% from a year ago. Device and accessories sales were $84 million for the quarter, a decrease of 23.1% from a year ago, due to lower unit selling volume. Digital content sales were $69 million for the quarter, a decline of 15.8% compared to a year ago, due in part to lower device unit sales as well as the comparison to The Hunger Games and Fifty Shades of Grey trilogies. Excluding the impact of these two titles, digital content sales decreased 6.9%.

Despite the sales decline, NOOK EBITDA losses of $55 million were comparable to the prior year, as lower gross margins were offset by expense reductions.

Consolidated Results

The consolidated first quarter net loss was $87.0 million, or $1.56 per share, compared to a loss of $39.8 million, or $0.76 per share, in the prior year.

The wider loss was driven by the EBITDA decline, as well as higher income tax expense. Under applicable accounting guidance, given the significance of cumulative losses in recent years, the company recorded a non-cash valuation allowance against certain deferred tax assets. The impact of this item on first quarter results was $41 million, or $0.70 per share. Excluding this tax item, first quarter losses would have been $0.86 per share.

Guidance

The company reaffirms its previously issued full-year guidance, in which it expects Retail comparable store sales to decline in the high single digits and College comparable store sales to decline in the low single digits. The company also expects full-year Core Retail comparable bookstore sales to decline in the low- to mid-single digits.

Balance Sheet

The company ended the first quarter with a net cash position of $73 million, reducing bank borrowings by $295 million compared to a year ago. In fiscal 2013, despite the NOOK segment losses, the company improved the strength of its balance sheet as a result of the cash flow generated by the Retail and College businesses, as well as funds received from strategic investments in NOOK Media.

Board Chairman Files Schedule 13D Amendment

The company said its Chairman, Leonard Riggio, has advised the Board of Directors that he has suspended his efforts to make an offer for the company’s Retail business. Mr. Riggio expressed a plan to make such an offer when he amended his Schedule 13D on file with the Securities and Exchange Commission in February.

In an amended SEC filing today, Mr. Riggio said, “While I reserve the right to pursue an offer in the future, I believe it is in the company’s best interests to focus on the business at hand. Right now our priority should be to serve the more than 10 million customers who own NOOK devices, to concentrate on building our Retail business, and to accelerate the sale of NOOK products in our stores, and in the marketplace.”

Company Update

“Our top priority in our operating strategy is to increase all categories of our content revenue. We are working on innovative ways to sell content to our existing customers and are exploring new markets we can serve successfully,” said Michael P. Huseby, President of Barnes & Noble, Inc. and Chief Executive Officer of NOOK Media. “The company intends to continue to design and develop cutting-edge NOOK black and white and color devices. We will continue to offer our award-winning line of NOOK products including NOOK Simple Touch®, NOOK Simple Touch® with Glow Light®, NOOK® HD and NOOK® HD+ at the best values in the marketplace. At least one new NOOK device will be released for the coming holiday season and further products are in development. All NOOK devices will continue to be backed by world-class pre- and post-sales support in Barnes & Noble stores, as well as ongoing software upgrades and improvements to the digital bookstore service.”

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, August 20, 2013, and is accessible at www.barnesandnobleinc.com/webcasts.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The company operates 674 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store™ (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 692 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the Company’s businesses resulting from the review of strategic alternatives and a potential separation of the Company’s businesses, the risk that the transactions with Microsoft and Pearson do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, other risks associated with the international expansion contemplated by the relationship with Microsoft, including that it is not successful or is delayed, the risk that NOOK Media is not able to perform its obligations under the Microsoft and Pearson commercial agreements and the consequences thereof, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013 and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, and in Barnes & Noble's other filings made hereafter from time to time with the SEC. Our forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States: we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended
	July 27, 2013	July 28, 2012

Sales	$1,329,502	1,453,507
Cost of sales and occupancy	961,301	1,037,702
Gross profit	368,201	415,805
Selling and administrative expenses	377,146	410,055
Depreciation and amortization	54,999	58,035
Operating loss	(63,944)	(52,285)
Interest expense, net	7,552	8,941
Loss before taxes	(71,496)	(61,226)
Income taxes	15,526	(21,398)
Net loss	$(87,022)	(39,828)

Loss per common share:
Basic	$(1.56)	(0.76)
Diluted	$(1.56)	(0.76)

Weighted average common shares outstanding:
Basic	58,768	58,021
Diluted	58,768	58,021

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales and occupancy	72.3%	71.4%
Gross profit	27.7%	28.6%
Selling and administrative expenses	28.4%	28.2%
Depreciation and amortization	4.1%	4.0%
Operating loss	-4.8%	-3.6%
Interest expense, net	0.6%	0.6%
Loss before taxes	-5.4%	-4.2%
Income taxes	1.2%	-1.5%
Net loss	-6.5%	-2.7%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 27, 2013	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$80,049	$20,221
Receivables, net	154,145	153,500
Merchandise inventories	1,747,729	1,947,422
Prepaid expenses and other current assets	291,980	192,316
Total current assets	2,273,903	2,313,459

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,231,415	1,200,928
Fixtures and equipment	1,899,348	1,804,193
	3,133,304	3,007,662
Less accumulated depreciation and amortization	2,570,883	2,410,984
Net property and equipment	562,421	596,678

Goodwill	494,389	518,578
Intangible assets, net	543,591	562,522
Other noncurrent assets	55,150	62,650
Total assets	$3,929,454	$4,053,887

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,199,534	$1,288,887
Accrued liabilities	510,961	540,105
Gift card liabilities	329,038	312,855
Total current liabilities	2,039,533	2,141,847

Long-term debt	7,500	302,800
Long-term deferred taxes	245,878	242,384
Other long-term liabilities	437,725	359,357

Redeemable Preferred Shares; $.001 par value; 5,000
shares authorized; 204 and 204 shares issued, respectively	193,851	192,589
Preferred Member Interests in NOOK Media, LLC	382,069	-

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 93,136 and 91,833 shares issued, respectively	93	92
Additional paid-in capital	1,387,802	1,347,990
Accumulated other comprehensive loss	(16,692)	(16,635)
Retained earnings	318,627	542,102
Treasury stock, at cost, 34,248 and 33,743 shares, respectively	(1,066,932)	(1,058,639)
Total shareholders' equity	622,898	814,910
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$3,929,454	$4,053,887

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended
		July 27, 2013	July 28, 2012

Sales
	Retail	$1,008,202	1,119,387
	College	226,022	220,718
	NOOK	153,138	191,975
	Elimination	(57,860)	(78,573)
Total		$1,329,502	1,453,507

Gross Profit
	Retail	$300,726	338,653
	College	50,249	51,043
	NOOK	17,226	26,109
Total		$368,201	415,805

Selling and Administrative Expenses
	Retail	$235,965	262,175
	College	69,344	65,075
	NOOK	71,837	82,805
Total		$377,146	410,055

EBITDA
	Retail	$64,761	76,478
	College	(19,095)	(14,032)
	NOOK	(54,611)	(56,696)
Total		$(8,945)	5,750

Net Loss
	EBITDA	$(8,945)	5,750
	Depreciation and Amortization	(54,999)	(58,035)
	Interest Expense, net	(7,552)	(8,941)
	Income Taxes	(15,526)	21,398
Total		$(87,022)	(39,828)

Percentage of sales:

Gross Margin
	Retail	29.8%	30.3%
	College	22.2%	23.1%
	NOOK	18.1%	23.0%
Total		27.7%	28.6%

Selling and Administrative Expenses
	Retail	23.4%	23.4%
	College	30.7%	29.5%
	NOOK	75.4%	73.0%
Total		28.4%	28.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended
	July 27, 2013	July 28, 2012
Numerator for basic loss per share:
Loss	$(87,022)	(39,828)
Preferred stock dividends	(3,942)	(3,942)
Accretion of dividends on preferred stock	(758)	(316)
Net loss available to common shareholders	$(91,722)	(44,086)

Numerator for diluted loss per share:
Net loss available to common shareholders	$(91,722)	(44,086)

Denominator for basic and diluted loss per share:
Basic weighted average common shares	58,768	58,021

Denominator for diluted loss per share:
Basic weighted average common shares	58,768	58,021

Loss per common share
Basic	$(1.56)	(0.76)
Diluted	$(1.56)	(0.76)

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com